Exhibit 32
                   Certification Accompanying Periodic Report
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                              (18 U.S.C. ss. 1350)

The undersigned, Christian Haub, Executive Chairman and Principal Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. ("Company"), and Brenda M. Galgano, Senior Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies that (1) the Quarterly Report of the Company on Form 10-Q for the period ended June 19, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.




Dated:  July 28, 2010                     /s/ Christian Haub
                                          ---------------------------
                                          Christian Haub
                                          Executive Chairman and
                                          Principal Executive Officer




Dated:  July 28, 2010                     /s/ Brenda M. Galgano
                                          ----------------------------
                                          Brenda M. Galgano
                                          Senior Vice President,
                                          Chief Financial Officer and Treasurer